UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-192647

NUKKLEUS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	38-3912845
(State of incorporation)	(IRS Employer ID Number)

3324 West University Avenue, Suite 120, Gainesville, Fla 32607
 (Address of principal executive offices)

(800) 604-1724
Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):
August 25th, 2015

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On July 27th, 2015 Charms Investments Inc. closed a transaction in which it acquired a total of 3,500,000 shares of restricted stock of the Company, representing 88% of the shares in the Company from John Nettlefold, the former Director for a total of for $150,000.00.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 17th, 2015, Mr. John Nettlefold resigned his official position as Director of the Corporation, and on August 24th, 2015 the shareholders of the Corporation voted Mr. Peter Maddocks as Director of the Company.

Mr. Peter E. Maddocks, 59, is a Chartered Accountant who worked for KPMG before he entered the banking world as a financial controller with Citi Bank, ANZ, Abbey National and Grindlays, He spent several years in senior financial controller positions with Citi Bank Private Banking in London, as financial controller of Citi Bank Italy and South East Europe, based in Rome and with Citi Bank Venture Capitals emerging markets group. Mr. Maddocks also currently serves as Director of two privately held property development companies in London. Mr. Maddocks holds a BA in Economics from Manchester University.

ITEM 9.01 EXHIBITS

  (d) Exhibits.

Exhibit # Description

10.1           Shareholder’s Resolution Appointing New Directors

10.2           Resignation of John Nettlefold

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27th, 2015	Nukkleus Inc.

	By:	/s/
Peter Maddocks, Director, CEO